Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Northann Corp and its subsidiaries (collectively the “Company”) of our reports dated March 31, 2023 relating to the audit of the consolidated balance sheets of Northann Corp and its subsidiaries (collectively the “Company”) as of December 31, 2022, 2021 and 2020, and the related consolidated statements of income and comprehensive income (loss), stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements), which appear in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-273246).

We also consent to the Company’s reference to WWC, P.C., Certified Public Accountants, as experts in accounting and auditing.

San Mateo, California	WWC, P.C.
March 8, 2024	Certified Public Accountants
PCAOB ID: 1171